Exhibit 107

Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Merck & Co., Inc.
MSD Netherlands Capital B.V.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	3.250% Notes due 2032	Rule 457(r)	$915,705,000	99.736%	$913,287,538.80	0.00014760	$134,801.24
	Debt	3.500% Notes due 2037	Rule 457(r)	$915,705,000	99.476%	$910,906,705.80	0.00014760	$134,449.83
	Debt	3.700% Notes due 2044	Rule 457(r)	$915,705,000	99.555%	$911,630,112.75	0.00014760	$134,556.60
	Debt	3.750% Notes due 2054	Rule 457(r)	$915,705,000	99.237%	$908,718,170.85	0.00014760	$134,126.80
	Other	Guarantees of Merck & Co., Inc.	Other (3)	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$3,644,542,528.20		$537,934.48
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$537,934.48

(1)The U.S. dollar equivalent of the amount registered has been calculated using the exchange rate for May 10, 2024 of U.S.$ 1.0773 = EUR 1, as published by the Board of Governors of the Federal Reserve System in the H.10 Weekly Update for the week ended May 10, 2024.
(2)The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offerings. The maximum aggregate offering price of those offerings is $3,644,542,528.20.
(3)Merck & Co., Inc. will fully and unconditionally guarantee the notes issued by MSD Netherlands Capital B.V. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is required with respect to such guarantee.